EXHIBIT 99

FOR IMMEDIATE RELEASE

TRISTATE CAPITAL CLOSES ACQUISITION OF THE KILLEN GROUP

PITTSBURGH, April 29, 2016 - TriState Capital Holdings, Inc. (NASDAQ: TSC) today closed its previously announced acquisition of investment management firm The Killen Group, Inc. (TKG), advisor to The Berwyn Funds.

TriState Capital is integrating TKG’s personnel and operations into the bank holding company’s Chartwell Investment Partners business, while maintaining The Berwyn Funds brand.

“We are pleased to welcome Killen’s exceptional investment professionals and other talented team members into Chartwell, creating an investment management firm with assets under management of more than $10 billion, and excellent near- and long-term growth opportunities,” TriState Capital Chief Executive Officer James F. Getz said. “Through this latest execution of our well-defined strategy to grow our boutique money management business, we immediately enhance the range of investment products Chartwell can offer, including the addition of a ‘fund for all seasons,’ the Berwyn Income Fund and its conservative allocation strategy.”

The Morningstar five-star rated Berwyn Income Fund had a net asset value of $1.7 billion at March 31, 2016. With its long-term record of strong performance, this fund was included in Morningstar’s 2015 “Fantastic 50” and 2014 “Fantastic 48” lists, which recognized an exclusive group of high-performing mutual funds that meet the independent investment research firm’s strict criteria.

“At Chartwell, we’ve combined compelling investment performance with very robust marketing, sales and service capabilities, attracting more than $1 billion in new business and new flows over the last 12 months alone,” said Chartwell Managing Partner and Chief Executive Officer Timothy J. Riddle. “With the addition of our newest colleagues from Killen, we intend to utilize our scalable infrastructure and distribution capabilities to drive continued organic growth across the expanded array of products we’re excited to be able to provide to institutions, financial intermediaries and their high-net-worth clients, nationally.”

TriState Capital continues to expect the deal to be immediately accretive by adding approximately $0.03 to the holding company’s consolidated earnings per share for the second half of 2016, or $0.06 to $0.07 on an annualized basis. The total value of the all-cash transaction is currently estimated to be in the range of $15 million to $20 million. This includes the initial purchase price of $15 million, or 5.0 times a base EBITDA (earnings before interest, taxes, depreciation and amortization) of $3.0 million, and estimated contingent consideration that may be earned based on 7.0 times the incremental growth in TKG’s annual run-rate EBITDA over $3.0 million at December 31, 2016.

Chartwell’s pro forma weighted average fee rate, reflecting the results of the acquired TKG business, would have been 0.40% as of March 31, 2016.

“For more than three decades, The Killen Group has been guided by our steadfast commitment to stewardship of client capital, investing with a disciplined value orientation, and executing investment decisions based on our professionals’ painstaking research and independent thinking,” explained TKG Chairman and Chief Executive Officer Robert E. Killen, who joins Chartwell today with the entire Killen investment team. “Our new partners at Chartwell and TriState Capital share this commitment, ensuring continuity for our existing clients, providing exceptional career opportunities for our people, and allowing us to introduce our proven products and strategies to a host of new prospective investors.”

With both TKG and Chartwell headquartered in Berwyn, Pa., the firms are expected to consolidate their offices in the Main Line suburb of Philadelphia before the end of 2016. With the acquisition completed, Chartwell now has more than 60 employees.

EXHIBIT 99

Keevican Weiss Bauerle & Hirsch LLC served as TriState Capital’s legal advisor on the transaction. Stephens Inc. provided a fairness opinion to TriState Capital. Fox Rothschild LLP served as TKG's legal advisor on the transaction.

ABOUT TRISTATE CAPITAL
TriState Capital Holdings, Inc. (NASDAQ: TSC) is a bank holding company headquartered in Pittsburgh, Pa., providing commercial banking, private banking and investment management services to middle-market companies, institutional clients and high-net-worth individuals. Its TriState Capital Bank subsidiary had $3.3 billion in assets, as of March 31, 2016, and serves middle-market commercial customers through regional representative offices in Pittsburgh, Philadelphia, Cleveland, Edison, N.J., and New York City, as well as high-net-worth individuals nationwide through its national referral network of financial intermediaries. The company’s Chartwell Investment Partners subsidiary has about $10 billion in assets under management, with the close of the TKG acquisition, and serves as the advisor to The Berwyn Funds and Chartwell Mutual Funds. For more information, please visit http://investors.tristatecapitalbank.com.

FORWARD LOOKING STATEMENTS
This press release includes “forward-looking” statements related to TriState Capital that can generally be identified as describing TriState Capital’s future plans, objectives or goals. Such forward-looking statements are subject to risks and uncertainties that could cause actual results or outcomes to differ materially from those currently anticipated. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. For further information about the factors that could affect TriState Capital’s future results, please see the company’s most-recent annual and quarterly reports filed on Form 10-K and Form 10-Q.

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TRISTATE CAPITAL MEDIA CONTACT
Jack Horner
267-932-8760, ext. 302
412-600-2295 (mobile)
jack@hornercom.com

TRISTATE CAPITAL INVESTOR RELATIONS CONTACT
Brian Fetterolf
412-304-0451
investorrelations@tscbank.com

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